UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2009

Pennichuck Corporation
(Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 882-5191

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective March 18, 2009, Pennichuck Corporation (the “Company”) and its largest shareholder GAMCO Investors, Inc. (“GAMCO”), and the other affiliated Gabelli group of companies and funds (collectively the “Gabelli Group”), entered into a letter agreement (“Letter Agreement”).

The Company had previously announced in a Form 8-K filed with the Securities Exchange Commission on March 4, 2009, which is incorporated herein by reference, that effective as of March 2, 2009 the Company amended its Rights Agreement to give the Board of Directors the right, in its sole discretion, to determine if any Person (as defined in the Rights Agreement) should be exempted from the 15% purchase limitation specified in the definition of “Acquiring Person” under the Rights Agreement, subject to certain terms and conditions that the Board of Directors may establish regarding said exemption. Subject to the terms of the Letter Agreement set forth in Exhibit 4.1 below, GAMCO and the Gabelli Group have been granted an exemption to collectively purchase up to, but not equal to, 20% of the Company’s outstanding shares of common stock.

Pursuant to the terms of said Letter Agreement, GAMCO has withdrawn its shareholder proposal for the Company’s 2009 Annual Meeting of Shareholders, which will be held on May 6, 2009, (the “2009 Annual Meeting”) requesting that the Company’s Board of Directors redeem the Company’s Rights Agreement. In addition, GAMCO has also withdrawn its intent to nominate three candidates for election as directors at the 2009 Annual Meeting.

The Letter Agreement is described in the Company’s March 19, 2009 press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  The description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement that is filed as Exhibit 4.1 hereto and is incorporated by reference into this report.

In conjunction with the Letter Agreement, the Board of Directors of the Company has agreed to expand the Board of Directors from 9 to 11 directors effective as of the 2009 Annual Meeting of Shareholders on May 2, 2009 and has nominated Clarence A. Davis and Michael I. German for election to three-year terms expiring at the Annual Meeting of Shareholders in 2012.  At the same time, the Board of Directors also has nominated Stephen F. Bolander and Robert P. Keller, each an incumbent director, for election to three-year terms expiring at the Annual Meeting of Shareholders in 2012 and nominated Joseph A. Bellavance, also an incumbent director, for election to a two-year term expiring at the Annual Meeting of Shareholders in 2011.

Per the Letter Agreement, GAMCO has agreed not to solicit proxies or engage in a proxy contest at the 2009 Annual Meeting of Shareholders and to appear at that meeting and vote in favor of all Board nominees.

If either Messrs. Davis or German is unable or unwilling to serve at any point prior to the 2012 annual meeting, then, so long as GAMCO owns at least 5% of the shares of the Company’s common stock then outstanding, GAMCO may nominate a replacement director, subject to the approval of the Board of Directors of the Company, whose approval shall not be unreasonably withheld, in accordance with the Board’s published Corporate Governance and Nominating policies and procedures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Letter Agreement, effective as of March 18, 2009, by and between Pennichuck Corporation and GAMCO Investors, Inc. and its affiliated entities

99.1	Press Release – “Pennichuck Corporation Announces Agreement With Gabelli Group”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION (Registrant)

Date: March 19, 2009	By:	/s/ Roland E. Olivier
Roland E. Olivier General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Letter Agreement, effective as of March 18, 2009, by and between Pennichuck Corporation and GAMCO Investors, Inc. and its affiliated entities

99.1	Press Release – “Pennichuck Corporation Announces Agreement With Gabelli Group”